Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) has been made as of December 21, 2009, between Mr. Hongjun Ma (“Seller”) and Ankang Agriculture (Dalian) Co., Ltd. (“Purchaser”).

Preliminary Statement

 Seller owns 2,010,000 shares, representing approximately 67% of the outstanding shares, of the capital stock of Changbai Eco-Beverage Co., Ltd. (the “Company”), and is a director and General Manager of the Company.

 The Seller desires to sell to Purchaser, and Purchaser is willing to purchase 1,800,000 shares, representing 60% of the outstanding shares, of the capital stock of the Company (the “Shares”), on the terms and subject to the conditions set forth in this Agreement,

NOW, THEREFORE, in consideration of the premises and the representations, warranties and covenants herein contained, the parties agree as follows:

ARTICLE 1. DEFINITIONS

1.1 Definitions.

In addition to the other definitions contained in this Agreement, the following terms will, when used in this Agreement, have the following respective meanings:

“Affiliate” means a Person that, directly or indirectly, controls, is controlled by, or is under common control with, the referenced party.

“Claim” means any contest, claim, demand, assessment, action, suit, cause of action, complaint, litigation, proceeding, hearing, arbitration, investigation or notice of any of the foregoing involving any Person.

 “Code” means the Internal Revenue Code of 1986, as amended, together with all rules and regulations promulgated thereunder.

“Liens” means any and all liens, charges, security interests, encumbrances, claims of others, options, warrants, purchase rights, contracts, commitments, equities or other claims or demands of any kind.

 “Person” means and includes any individual, partnership, corporation, trust, company, unincorporated organization, joint venture or other entity, and any Governmental Entity.

 “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, trust or other entity of which such Person, directly or indirectly through an Affiliate, owns an amount of voting securities, or possesses other ownership interests, having the power, direct or indirect, to elect a majority of the Board of Directors or other governing body thereof.

 “U.S.” means the United States of America.

1.2         Interpretation.

In this Agreement, unless the express context otherwise requires:

(a) the words “herein,” “hereof” and “hereunder and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b) references to “Article” or “Section” are to the respective Articles and Sections of this Agreement, and references to “Exhibit” or “Schedule” are to the respective Exhibits and Schedules annexed hereto;

(c) references to a “party” means a party to this Agreement and include references to such party’s successors and permitted assigns;

(d) references to a “third party” means a Person that is neither a Party to this Agreement nor an Affiliate thereof;

(e) the terms “dollars” and “$” means U.S. dollars;

(f) terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(g) the masculine pronoun includes the feminine and the neuter, and vice versa, as appropriate in the context; and

(h) wherever the word “include,” “includes” or “including is used in this Agreement, it will be deemed to be followed by the words “without limitation.”

ARTICLE 2.  PURCHASE AND SALE

2.1 Purchase and Sale of Shares. On the terms and subject to the conditions set forth in this Agreement, simultaneously with the execution and delivery of this Agreement, Seller agrees to sell, transfer, convey and deliver to the Purchaser or its designee, and the Purchaser agrees to acquire and purchase from Seller, free and clear of all Liens, all of the Seller’s right, title and interest in and to the Shares.

2.2 Purchase Price for Shares. The total purchase price for the Shares shall be $10,250,403 (70 million RMB), which shall be payable at the closing referred to in Article 3 of this Agreement.

2.3 Deposit. The Purchaser shall deposit $5,125,201 (35 million RMB) (the “Deposit”) within five days after the date hereof.  If the transaction is not approved by the governmental authorities in the PRC by February 4th, 2010 the Deposit shall be returned to the Purchaser, unless the failure to close is attributable solely to the failure of Purchaser to perform its obligations under this Agreement in which case the Seller shall be entitled to the Deposit.

ARTICLE 3.  THE CLOSING

3.1 General.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by March 25, 2010, or such other date as may be mutually agreed upon by the parties (the “Closing Date”) by exchange of documents among the parties by fax, electronic transmission or courier, as appropriate.

3.2 Deliveries at the Closing. At the Closing: (i) the Seller shall deliver to the Purchaser: (a) stock certificates evidencing the Shares, endorsed in blank or accompanied by duly executed assignment documents in favor of Purchaser or its designee, and (ii) the Purchaser shall deliver to the Seller the remaining balance of Purchase Price by wire transfer to an account designated by Seller.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to the Purchaser as follows, as of the date hereof and as of the Closing Date:

4.1 Due Execution and Delivery; Binding Obligation. This Agreement has been duly and validly executed by the Seller and constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by limitations on the availability of equitable remedies.

4.2 Ownership of Shares. The Shares are owned of record by the Seller and are validly issued and outstanding, fully paid for and non-assessable with no personal liability attaching to the ownership thereof.  The Seller owns the Shares free and clear of all Liens, and upon delivery of the Shares to the Purchaser, the Purchaser will acquire good, valid and marketable title thereto free and clear of all Liens.  The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than pursuant to this Agreement).  The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

4.3 No Authorizations or Consents Required. Except for authorization from Chinese governmental authorities, no permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or consent of any third party is required in connection with the execution and delivery by the seller of this agreement and the consummation of the transactions contemplated hereby.

4.4 No Breach or Conflict. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by the Seller will violate or result in a breach of any term or provision of any Agreement to which the Seller or the Company is bound or is a party, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Seller or the Company under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or the Company or any properties or assets of the Seller or the Company.

4.5 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of China and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted.

4.6 Capitalization. The authorized capitalization of the Company consists of 3,000,000_ shares, all of one class common stock. As of the date hereof, there are 3,000,000 shares of stock issued and outstanding. The Company has no other securities, warrants or options authorized or issued.

4.7 Books & Records. The books and records, financial and others, of the Company are in all material respects complete and correct and have been maintained in accordance with good business accounting practices.

4.8 Title and Related Matters. The Company has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the “Assets”) free and clear of all liens, pledges, charges or encumbrances. The Company owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with the Company’s business. No third party has any right to, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of the Company or any material portion of its properties, assets or rights.

4.9 Litigation and Proceedings. There are no actions, suits or proceedings pending or threatened by or against or affecting the Company, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of the Company. The Company does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

4.10 No Material Contract Defaults. To the best of Seller’s knowledge and belief, the Company is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of the Company, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which the Company has not taken adequate steps to prevent such a default from occurring.

4.11 Governmental Authorizations. To the best of Seller’s knowledge, the Company has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof.

4.12 Compliance with Laws and Regulations. To the best of Seller’s knowledge and belief, the Company has complied with all applicable statutes and regulations of any national, provincial or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of the Company or would not result in the Company incurring any material liability.

4.13 Insurance.  All of the insurable properties of the Company are insured for the benefit of the Company under valid and enforceable policy or policies containing substantially equivalent coverage and will be outstanding and in full force at the Closing Date.

4.14 Disclosure. No representation or warranty by the Seller in this Agreement, or in any certificate, schedule or exhibit delivered or to be delivered pursuant to this Agreement, contains or will contain, at the time such statement was or is made, any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were or are made, not misleading.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

The Purchaser represents and warrants to the Seller as follows:

5.1 Power and Authority. Purchaser has the power and authority to execute, deliver and perform its obligations under this Agreement.

5.2 Due Execution and Delivery. This Agreement has been duly and validly executed by the Purchaser and constitutes the valid and binding obligation of the purchaser, enforceable against the purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by limitations on the availability of equitable remedies.

5.3 No Breach or Conflict. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by the Purchaser with any of the provisions hereof will: violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien upon any of the properties or assets of, the Purchaser under any of the terms, conditions or provisions of any material note, bond, indenture, mortgage, deed or trust, license, lease, agreement or other instrument or obligation to which Purchaser is a party or by which purchaser or any of purchaser’s properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults as do not have, in the aggregate, any material adverse effect; or violate any material order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser or any of Purchaser’s properties or assets, except for such violations which do not have, in the aggregate, any material adverse effect.

5.4 Disclosure. No representation or warranty by the Purchaser in this Agreement, nor in any certificate, schedule or exhibit delivered or to be delivered pursuant to this Agreement, contains or will contain, at the time such statement was or is made, any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were or are made, not misleading.

ARTICLE 6.  SPECIAL COVENANTS

6.1 Financial Statements of the Company.  Seller shall cause the Company to prepare and deliver to the Purchaser prior to the Closing consolidated financial statements of the Company and its subsidiaries as at and for the for the years ended December 31, 2008 and 2009, including balance sheets and statements of operations and cash flows, audited and reported on by a firm of public accountants acceptable to Purchaser (the “Financial Statements”).

6.2 Access to Properties and Records. Prior to Closing, Seller as a director and General Manager of the Company will afford to the officers and authorized representatives of the Purchaser full access to the properties, books and records of the Company, in order that Purchaser may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the Company and will furnish the Purchaser with such additional financial and operating data and other information as to the business and properties of the Company, as the Purchaser shall from time to time reasonably request.

6.3 Chinese Government Authorization.  Seller will, and will cause the Company, to use their best efforts to obtain the requisite approval of Chinese governmental authorities to the sale of the Shares to Purchaser contemplated by this Agreement (the “Chinese Government Authorization”) and the Purchaser agrees to cooperate with Seller and the Company in that effort to obtain such authorization.

6.4 Maintain the Business of the Company.

(a) From and after the date of this Agreement until   the Closing Date, Seller will cause the Company to use its best efforts to:

      (i) maintain and keep its properties in good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

      (ii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; and

      (iii) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business.

(b) From and after the date of this Agreement until the Closing Date, Seller will cause the Company not to:

      (i) make any change in its organizational documents;

(ii) declare or pay any dividend on its outstanding shares of capital stock, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization;

(iii) enter into or amend any employment, severance or agreements or arrangements with any directors or officers;

(iii) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any shares of its capital stock;

(iv) purchase or redeem any shares of its capital stock;

(v) incur any indebtedness other than in the ordinary course of business consistent with past practice.

ARTICLE 7. CONDITIONS PRECEDENT TO
THE OBLIGATIONS OF PURCHASER.

The obligations of Purchaser under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions any or all of which may be waived by Purchaser:

7.1 Accuracy of Representations. The representations and warranties made by Seller in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date, Seller shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing, no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Seller, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement which might result in any material adverse change in any of the assets, properties, business or operations of the Company, and Seller have furnished Purchaser with a certificate dated the Closing Date to the foregoing effect.

7.2 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of the Company nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of the Company.

7.3 Financial Statements.  The Purchaser shall have received the Financial Statements and such further documents, certificates or instruments relating to the transactions contemplated hereby as Purchaser may reasonably request, and Purchaser shall have completed its due diligence investigation of the Company, all of which is satisfactory to Purchaser.

7.4 Chinese Government Authorization. The Seller shall have obtained Chinese Government Authorization to the consummation of the sale of the Shares to Purchaser.

ARTICLE 8 CONDITIONS PRECEDENT TO
THE OBLIGATIONS OF SELLER

The obligations of Seller under this Agreement are subject to the satisfaction, at or before the Closing Date of the following conditions, any or all of which may be waived by Seller:

8.1 Accuracy of Representations. The representations and warranties made by Purchaser in this Agreement were true when made and shall be true as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and the Purchaser shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Purchaser prior to or at the Closing. Seller shall have been furnished with a certificate, signed by a duly authorized executive officer of the Purchaser and dated the Closing Date, to the foregoing effect.

8.2. Chinese Government Authorization. The Seller shall have obtained Chinese Government Authorization to the consummation of the sale of the Shares to Purchaser.

ARTICLE 9. REMEDIES FOR BREACHES OF THIS AGREEMENT.

9.1  Survival of Representations and Warranties.  All of the representations, warranties and covenants of the parties shall survive the closing hereunder (even if a party knew or had reason to know of any misrepresentation or breach of warranty by another party at the time of Closing) and continue in full force and effect for a period of twelve (12) months thereafter.

9.2   Indemnification Provisions for Benefit of the Purchaser.

(a)           In the event the Seller breaches (or in the event any third party alleges facts that, if true, would mean the Seller has breached) any of its representations, warranties, and covenants contained herein, then the Seller shall indemnify the Purchaser from and against the entirety of any adverse consequences the Purchaser may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

(b)           The Seller shall indemnify the Purchaser from and against the entirety of any liabilities arising out of the operations of the Company prior to the Closing Date.

9.3 Indemnification Provisions for Benefit of the Seller. In the event the Purchaser breaches (or in the event any third party alleges facts that, if true, would mean the purchaser has breached) any of its representations, warranties, and covenants contained herein, then the purchaser shall indemnify the seller from and against the entirety of any adverse consequences the Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

9.4 Matters Involving Third Parties.

(a) If any third party shall notify any Party (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under this Article 9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

  (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 10 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

  (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.4(b), (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim,  (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third  Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

   (d) In the event any of the conditions in Section 9.4(b) is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article 9.

ARTICLE 10.  MISCELLANEOUS.

10.1 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is delivered by hand, sent by overnight courier or fax, e-mail or registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below and shall be deemed received upon receipt, except that  if sent by registered or certified mail, two business days after being mailed:

If to the Seller:	Mr. Hongjun Ma

c/o Changbai Eco-Beverage Co., Ltd.
2052 South East Lake RD, Building #8, Suite #3041
Changchun City, Jilin Province, P.R. China
Telephone: 86-431-85333290
Fax: 86-431-85358272
E-Mail: changbaigongfang@126.com

If to the Purchaser:	Ankang Agriculture (Dalian) Co., Ltd.
Dalian City, Zhongshan District, Youhao Road
Manhattan Building #1, Suite # 1511
Dalian City, Liaoning Province, P.R. China
Attention: Jinsong Li, Chief Executive Officer
Telephone: 707-709-2321
Fax: 707-709-8918
E-Mail: miroli@cnoainc.com

With a copy to:	Vincent J. McGill, Esq. Eaton & Van Winkle LLP 3 Park Avenue New York, New York 10016 Telephone: 212-561-3604 Fax: 212-779-9928 E-mail: vmcgill@evw.com

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

10.2 Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Purchaser shall have the right to assign this Agreement to an affiliate or assignee of the Purchaser reasonably acceptable to the Seller and no other party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, but any such transfer or assignment will not relieve the appropriate party of its obligations hereunder.

10.3 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

10.4 Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

10.5 Amendments; No Waivers.  Any provision of this Agreement with respect to transactions contemplated hereby may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Seller and the Purchaser; or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

10.6 Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parties.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

10.7 Expenses. Each of the parties will bear its own costs and expenses (including the fees and expenses of counsel, accountants and financial advisors) incurred in connection with this Agreement and the transactions contemplated hereby, except that Seller shall be responsible for the payment of all transfer and registration fees with respect to the Shares and the Purchaser shall be responsible for all banking and related fees.

10.8 Effectiveness. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.  Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

10.9 No Third Party Beneficiaries. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

10.10 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

10.11 Captions.   The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on its behalf by an agent thereunto duly authorized, this Agreement as of the date first above written.

SELLER:

/s/ Hongjun Ma
Hongjun Ma

PURCHASER:

ANKANG AGRICULTURE (DALIAN) CO., LTD

By:	/s/ Jinsong Li
Name: Jinsong Li
Title: Chief Executive Officer